UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

ITEM 7.01. Regulation FD Disclosure	3

SIGNATURE	7

ITEM 7.01.	Regulation FD Disclosure.

On January 26, 2007, The Cooper Companies, Inc. (the “Company”) announced pricing of a proposed private offering of $350 million aggregate principal amount of senior notes due 2015. The notes will be offered and sold only to qualified institutional buyers in reliance on Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. The Company is making available to prospective investors certain information that was prepared in connection with the proposed offering, including the following:

SUMMARY CONSOLIDATED FINANCIAL DATA

The following table summarizes our selected consolidated historical and pro forma financial data and operating data, which you should read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. The summary consolidated financial data as of October 31, 2006 and 2005 and for the fiscal years ended October 31, 2006, 2005 and 2004 have been derived from our audited consolidated financial statements included elsewhere in this offering memorandum. The summary consolidated financial data as of October 31, 2004 has been derived from our audited consolidated financial statements which are not included in this offering memorandum.

	Year Ended October 31,
	2006	2005	2004
	(in thousands, except ratios)
Statement of Income Data:
Net sales	$858,960	$806,617	$490,176
Cost of sales	332,983	309,785	174,346

Gross Profit	525,977	496,832	315,830
Selling, general and administrative expense	357,842	297,953	190,534
Amortization of intangibles	14,303	11,704	2,052
Other expenses and costs	40,932	51,341	6,493

Operating income	112,900	135,834	116,751
Interest expense	33,246	28,123	6,004
Provision for income taxes	7,103	16,735	19,664
Other expense (income), net	6,317	(746)	(1,742)

Net income	$66,234	$91,722	$92,825

Statement of Cash Flows Data:
Cash provided by operating activities	$162,716	$183,843	$101,198
Cash used by investing activities	(222,817)	(742,320)	(100,637)
Cash provided by (used for) financing activities	37,318	551,789	(8,673)

Balance Sheet Data (End of Period):
Cash and cash equivalents	$8,224	$30,826	$39,368
Property, plant and equipment, net	496,357	379,785	151,065
Total assets	2,352,601	2,179,830	811,561
Working capital(1)	180,321	186,092	192,909
Long-term debt	681,286	632,652	144,865
Stockholders’ equity	1,378,509	1,273,225	544,161

Other Financial Data:
Capital expenditures	$154,864	$117,093	$40,505
EBITDA(2)	168,230	185,218	134,144
Adjusted EBITDA(2)	234,536	237,665

Selected Adjusted Credit Statistics(3):
Total debt	$754,652
Ratio of total debt to Adjusted EBITDA	3.22x
Cash interest expense	$42,294
Ratio of Adjusted EBITDA to cash interest expense	5.55x

(1)	Working capital consists of current assets minus current liabilities.

(2)	EBITDA is a non-GAAP financial measure and is defined as net income before income tax expense, interest expense, depreciation and amortization. Our management views EBITDA as the primary measure to review and assess the operating performance of our business. We believe it is useful to investors to provide disclosure of our operating results on the same basis as that used by management. Management and investors also review EBITDA to evaluate our overall performance and to compare our current operating results with corresponding periods and with other companies in our industry. You should not consider EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with GAAP. Because EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as EBITDA adjusted to exclude noncash items, unusual items and other adjustments permitted in calculating covenant compliance under the indenture governing the notes offered hereby and under our new credit facility. We use these non-GAAP measures to compare actual operating results to our business plans, assess expectations for after the expected completion of the Ocular integration, allocate resources and evaluate potential acquisitions. These items are also excluded in measuring our performance under our credit agreement covenants. We believe that presenting the results of operations in such a manner enables investors, as well as our management, to evaluate operations period-to-period on a comparable basis. In addition, we believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about how the covenants in those agreements will operate and about certain noncash items, unusual items that we do not expect to continue at the same level in the future and other items. Such supplementary adjustments to EBITDA may not be in accordance with current SEC practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act and periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the SEC may require that Adjusted EBITDA be presented differently in filings made with the SEC than as presented in this offering memorandum, or not be presented at all.

The following are the components of EBITDA and Adjusted EBITDA for the fiscal years ended October 31, 2006 and 2005.

	Year Ended October 31,
	2006	2005	2004
	(in thousands)
Net income	$66,234	$91,722	$92,825
Provision for income taxes	7,103	16,735	19,664
Interest expense	33,246	28,123	6,004
Depreciation and amortization expense	61,647	48,638	15,651

EBITDA	$168,230	$185,218	$134,144
Share-based compensation expense (a)	13,638	—
Restructuring and integration costs (b)	12,104	15,988
Corneal health product line phase out (c)	8,928	—
Write-off of deferred financing costs (d)	4,085	1,597
Acquired inventory step-up costs (e)	—	16,807
Acquired in-process R&D (f)	7,500	20,000
Start-up and integration costs — production and distribution (g)	16,789	—
Litigation costs (h)	3,262	—
Gain on derivative instruments (i)	—	(1,945)

Adjusted EBITDA	$234,536	$237,665

(a)	Represents non-cash share-based compensation expense in fiscal 2006.

(b)	Represents restructuring and integration expenses related primarily to the integration of Ocular into CVI, which are charged to cost of sales and operating expense. Consists of costs to eliminate duplicate facilities, streamline manufacturing and distribution practices and integrate sales, marketing and administrative functions.

(c)	Represents losses and costs associated with phasing out corneal health products and the non-cash write-off of associated unrealizable net assets.

(d)	Represents the non-cash write-off of deferred financing costs related to the amendment and restatement of our credit facility in fiscal 2005 and fiscal 2006.

(e)	Represents non-cash charges related to the write-up of inventory acquired in the Ocular acquisition to reflect manufacturing profit acquired.

(f)	Represents non-cash charges related to the write-off of acquired in-process research and development we incurred in connection with the Ocular acquisition in fiscal 2005 and the Neosurg Technologies, Inc. (NeoSurg) acquisition in fiscal 2006.

(g)	Represents manufacturing and distribution start-up costs related primarily to the integration of Ocular and CVI. They consist of costs to:

•	Restructure manufacturing locations (products are manufactured in multiple facilities until a final location is operational).

•	Eliminate duplicate distribution locations (products are stored and shipped from several locations while central warehouses are completed).

•	Develop new manufacturing technologies, specifically silicone hydrogel manufacturing.

(h)	Represents intellectual property and securities litigation expenses in fiscal 2006 that have not historically been part of our normal operations.

(i)	Represents gains related to the unwinding of swap contracts in fiscal 2005.

(3)	Adjusted to give effect to the Transactions as if they had occurred on October 31, 2006 for the Balance Sheet Data and the ratios derived therefrom and on November 1, 2005 for the Statement of Income Data and the ratios derived therefrom.

Contractual Obligations and Commercial Commitments

As of October 31, 2006, after giving pro forma effect to the offering of the notes and entering into our new credit facility, we had the following contractual obligations and commercial commitments:

Payments Due by Period	2007	2008 & 2009	2010 & 2011	2012 & Beyond
	(in millions)
Contractual obligations:
Principal payments on long-term debt	$0.4	$0.3	$0.2	$730.3
Interest payments on long-term debt	45.5	91.0	91.0	82.2
Operating leases	23.1	34.6	27.2	45.7

Total contractual obligations	69.0	125.9	118.4	858.2
Commercial commitments:
Stand-by letters of credit	0.3	—	—	—

Total	$69.3	$125.9	$118.4	$858.2

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. These include certain statements about our proposed offering, our contractual obligations, our capital commitments, selected adjusted credit statistics, Adjusted EBITDA, the integration of the Ocular Sciences, Inc. business, our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions, planned product launches and results of operations are forward-looking. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risk that acquired businesses will not be integrated successfully into CooperVision, Inc. (CVI) and CooperSurgical, Inc. (CSI), including the risk that we may not continue to realize anticipated benefits from our cost-cutting measures and inherent in accounting assumptions made in the acquisitions; the risks that CVI’s new products will be delayed or not occur at all, or that sales will be limited following introduction due to manufacturing constraints or poor market acceptance; risks related to implementation of information technology systems covering our businesses and any delays in such implementation or other events which could result in management having to report a material weakness in the effectiveness of our internal control over financial reporting; risks with respect to the ultimate validity and enforceability of our patent applications and patents and the possible infringement of the intellectual property of others; and the impact of the NeoSurg Technologies, Inc., Inlet Medical, Inc., Select Medical Systems, Inc. and Lone Star Medical Products, Inc. acquisitions on CSI’s and our revenue, earnings and margins.

Events, among others, that could cause our actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing or distribution facilities, new competitors or technologies, significant delays in new product introductions, the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, variations in stock option expenses caused by stock price movement or other assumptions inherent in accounting for stock options, dilution to earnings per share from acquisitions or issuing stock, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, cost of complying with corporate governance requirements, changes in tax laws or their interpretation, changes in geographic profit mix effecting tax rates, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements or judgments, the adverse effects of natural disasters on patients, practitioners and product distribution, cost of business divestitures, changes in expected utilization of recognized net operating loss carry forwards, the requirement to provide for a significant liability or to write off a significant asset, including impaired goodwill, changes in accounting principles or estimates and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2006, as such Risk Factors may be updated in quarterly filings. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Steven M. Neil
Steven M. Neil Vice President and Chief Financial Officer

Dated: January 29, 2007